Exhibit 21

GREATER BAY BANCORP

ANNUAL REPORT ON FORM 10-K

SUBISDIARIES OF THE REGISTRANT

Greater Bay Bancorp owns 100% of the outstanding voting securities of the following corporations, either directly or indirectly, all of which are included in Greater Bay Bancorp’s consolidated financial statements.

Name	Jurisdiction of Incorporation
Direct Subsidiaries:

ABD Insurance & Financial Services	California
Bank of Petaluma	California
Bank of Santa Clara	California
Bay Area Bank	California
Bay Bank of Commerce	California
Coast Commercial Bank	California
Cupertino National Bank	United States
Golden Gate Bank	California
Matsco Lease Finance, Inc. III	Delaware
Mid-Peninsula Bank	California
Mt. Diablo National Bank	United States
Peninsula Bank of Commerce	California
Pacific Business Funding Corporation	California
San Jose National Bank	United States
GBB Capital II	Delaware
GBB Capital III	Delaware
GBB Capital IV	Delaware
GBB Capital V	Delaware
GBB Capital VI	Delaware
GBB Capital VII	Delaware

Indirect Subsidiaries:

ABD Financial Services, Inc.	Colorado
Bay Commerce Capital LLC	California
Cupertino Capital LLC	California
CNB Investment Trust I	Maryland
CNB Investment Trust II	Maryland
Epic Funding Corporation	California
Mid-Peninsula Capital LLC	California
MPB Investment Trust	Maryland

Peninsula Real Estate Corporation	California
Petaluma Capital LLC	California
Redwood Capital LLC	California
Santa Clara Capital LLC	California
Santa Cruz Capital LLC	California
SJNB Investment Trust	Maryland